Exhibit 99.2

Axsome Therapeutics Announces FDA Acceptance and Priority Review of Supplemental New Drug Application for AXS-05 for the Treatment of Alzheimer’s Disease Agitation

FDA grants AXS-05 Priority Review designation and sets PDUFA action goal date of April 30, 2026

NEW YORK, December 31, 2025 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM), a biopharmaceutical company leading a new era in the treatment of central nervous system (CNS) disorders, today announced that the U.S. Food and Drug Administration (FDA) has accepted for filing the Company’s supplemental New Drug Application (NDA) for AXS-05 (dextromethorphan HBr and bupropion HCl) for the treatment of Alzheimer’s disease agitation, and has granted the application Priority Review designation. The FDA has set a Prescription Drug User Fee Act (PDUFA) target action date of April 30, 2026.

Priority Review is granted by the FDA to applications for medicines that, if approved, would provide significant improvements in the effectiveness or safety of the treatment, diagnosis, or prevention of serious conditions when compared to standard applications. A Priority Review designation means the FDA’s goal is to take action on an application within 6 months, compared to 10 months under standard review.

“We are very pleased the FDA has accepted and granted priority review to our supplemental NDA for AXS-05 for the treatment of Alzheimer’s disease agitation,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome. “Up to 76% of people with Alzheimer’s disease experience agitation, representing a significant unmet medical need for patients and their caregivers, and currently there is a dearth of approved treatments. We look forward to continuing to work with the FDA for the remainder of the review.”

The FDA previously granted Breakthrough Therapy designation for AXS-05 for the treatment of Alzheimer’s disease agitation in June 2020. A Breakthrough Therapy designation is granted to potentially expedite development and review timelines for a promising investigational medicine when preliminary clinical evidence indicates it may demonstrate substantial improvement on one or more clinically significant endpoints over available therapies for a serious or life-threatening condition.

The supplemental NDA is the culmination of a comprehensive clinical development program of AXS-05 in Alzheimer’s disease agitation, including four randomized, double-blind, controlled Phase 3 clinical trials and a long-term safety trial.

About Alzheimer’s Disease Agitation

Alzheimer’s disease (AD) is the most common form of dementia, affecting approximately 7 million people in the United States.1 Agitation is reported in up to 76% of patients with AD and is characterized by emotional distress, verbal and physical aggressiveness, disruptive irritability, and disinhibition.1,2 AD agitation has been associated with accelerated cognitive decline, increased caregiver burden, earlier nursing home placement, and increased mortality.3

About AXS-05

AXS-05 (dextromethorphan-bupropion) is a novel, oral, investigational N-methyl-D-aspartate (NMDA) receptor antagonist, sigma-1 agonist, and aminoketone CYP2D6 inhibitor under development for the treatment of Alzheimer’s disease (AD) agitation and smoking cessation. AXS-05 utilizes a proprietary formulation and dose of dextromethorphan and bupropion, and Axsome’s metabolic inhibition technology, to modulate the delivery of the components. The dextromethorphan component of AXS-05 is an uncompetitive NMDA receptor antagonist, also known as a glutamate receptor modulator, and a sigma-1 receptor agonist. The bupropion component of AXS-05 serves to increase the bioavailability of dextromethorphan and is a norepinephrine and dopamine reuptake inhibitor. AXS-05 is covered by a robust patent estate extending out to at least 2043. AXS-05 was granted U.S. FDA Breakthrough Therapy designation for the treatment of Alzheimer’s disease agitation in June 2020. AXS-05 (AUVELITY®) is approved in the U.S. for the treatment of major depressive disorder in adults. AXS-05 is not approved by the FDA for Alzheimer’s disease agitation.

About Axsome Therapeutics

Axsome Therapeutics is a biopharmaceutical company leading a new era in the treatment of central nervous system (CNS) conditions. We deliver scientific breakthroughs by identifying critical gaps in care and develop differentiated products with a focus on novel mechanisms of action that enable meaningful advancements in patient outcomes. Our industry-leading neuroscience portfolio includes FDA-approved treatments for major depressive disorder, excessive daytime sleepiness associated with narcolepsy and obstructive sleep apnea, and migraine, and multiple late-stage development programs addressing a broad range of serious neurological and psychiatric conditions that impact over 150 million people in the United States. Together, we are on a mission to solve some of the brain’s biggest problems so patients and their loved ones can flourish. For more information, please visit us at www.axsome.com and follow us on LinkedIn and X.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the commercial success of the Company’s SUNOSI®, AUVELITY®, and SYMBRAVO® products and the success of the Company’s efforts to obtain any additional indication(s) with respect to solriamfetol and/or AXS-05; the Company’s ability to maintain and expand payer coverage; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund the Company’s disclosed clinical trials, which assumes no material changes to the Company’s currently projected revenues or expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials, and/or data readouts, and the number or type of studies or nature of results necessary to support the filing of a new drug application (“NDA”) for any of the Company’s current product candidates; the Company’s ability to fund additional clinical trials to continue the advancement of the Company’s product candidates; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, the Company’s product candidates, including statements regarding the timing of any NDA submission; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the Company’s ability to successfully resolve any intellectual property litigation, and even if such disputes are settled, whether the applicable federal agencies will approve of such settlements; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s products and product candidates, if approved; the Company’s anticipated capital requirements, including the amount of capital required for the commercialization of SUNOSI, AUVELITY, and SYMBRAVO and for the Company’s commercial launch of its other product candidates, if approved, and the potential impact on the Company’s anticipated cash runway; the Company’s ability to convert sales to recognized revenue and maintain a favorable gross to net sales; unforeseen circumstances or other disruptions to normal business operations arising from or related to domestic political climate, geo-political conflicts or a global pandemic and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investors:

Ashley Dong

Director, Investor Relations

(929) 687-1614

adong@axsome.com

Media:

Darren Opland

Senior Director, Corporate Communications

(929) 837-1065

dopland@axsome.com

References

1.
Alzheimer’s Association. 2025 Alzheimer’s Disease Facts and Figures.
2.
Van der Mussele, S. et al. Agitation-associated behavioral symptoms in mild cognitive impairment and Alzheimer's dementia. Aging Ment Health. 2015;19(3):247-57.
3.
Porsteinsson, A.P. and Antonsdottir, I.M. An update on the advancements in the treatment of agitation in Alzheimer’s disease. Expert Opin Pharmacother. 2017 Apr;18(6):611-620.